UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §.240.14a-12

CHEVRON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

ACTION REQUESTED

Dear Chevron Stockholder,

The Annual Meeting of Stockholders of Chevron Corporation will be held in the Chevron Park Auditorium, 6001 Bollinger Canyon Road, San Ramon,

CA 94583-2324 on Wednesday May 29, 2013. You are receiving the Notice of the 2013 Annual Meeting and the 2013 Proxy Statement, the 2012 Annual

Report and the proxy voting instructions electronically because:

(1) you have expressly consented to receive Chevron Corporation communications and to vote by proxy through the Internet, or

(2) you are a Chevron employee and hold Chevron common stock through an employee stock or retirement benefit plan and have a company issued e-mail account.

This e-mail notification contains information specific to your holdings and voting instructions. This e-mail may not represent all of your Chevron

Corporation shares. If you have shares in multiple accounts and depending on how and where they are set up, you may receive multiple e-mails representing your various accounts. Each e-mail will include a separate control number for confidential voting. You should vote each account whether or not you plan to attend the Annual Meeting.  Please carefully read the instructions below before voting.

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CHEVRON CORPORATION NOTICE OF THE 2013 ANNUAL MEETING OF STOCKHOLDERS

RECORD DATE: Wednesday, April 3, 2013

MEETING DATE: Wednesday, May 29, 2013

CONTROL NUMBER: 012345678901

You can enter your voting instructions and view the stockholder material at the Internet site below.  If your browser supports secure transactions, you will automatically be directed to a secure site.

http://WWW.PROXYVOTE.COM/0012345678901

HOW TO VOTE

If your e-mail software supports it, you will access ProxyVote.com by simply selecting the above link. Once you have accessed the site,

you will need your four digit personal identification number (PIN)

to proceed:

      - If you are a stockholder who consented to receive proxy materials electronically, your PIN is the four-digit number you selected at the time of your enrollment.

      - If you are an employee of Chevron Corporation and hold Chevron common stock through an employee stock or retirement benefit plan, your PIN is the last four digits of your Social Security number, unless you previously changed it.

      - If you have forgotten your PIN, please follow the

        instructions on www.proxyvote.com.

Stockholders may vote electronically until 11:59 p.m. (ET) on

Tuesday, May 28, 2013.  If you are an employee of Chevron Corporation and hold Chevron common stock through an employee stock or retirement benefit plan, you must vote any shares held in a plan by 11:59 p.m. (ET) on

Thursday, May 23, 2013 or such other date as determined by the plan fiduciary.

To cancel or change your electronic delivery profile, please go to

http://www.icsdelivery.com/cvx

While there are no charges for this voting service, you may incur costs associated with electronic access, such as charges from Internet access providers and phone companies.

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VOTING RECOMMENDATIONS

Chevron's Board of Directors recommends that you vote as follows:

FOR: Election of Director nominees

FOR: Ratification of appointment of independent registered public accounting firm

FOR: Advisory vote to approve named executive officer compensation

FOR: Approval of amendments to Long-Term Incentive Plan

AGAINST: Stockholder proposal regarding shale energy operations

AGAINST: Stockholder proposal regarding offshore oil wells

AGAINST: Stockholder proposal regarding climate risk

AGAINST: Stockholder proposal regarding lobbying disclosure

AGAINST: Stockholder proposal regarding cessation of use of corporate funds for political purposes

AGAINST: Stockholder proposal regarding cumulative voting

AGAINST: Stockholder proposal regarding special meetings

AGAINST: Stockholder proposal regarding independent director with environmental expertise

AGAINST: Stockholder proposal regarding country selection guidelines

Please refer to the 2013 Proxy Statement for detailed information on each of the proposals and the Annual Meeting.

View the 2013 PROXY STATEMENT:

View the 2012 ANNUAL REPORT:

To view the documents above, you may need Adobe Acrobat

Reader. To download the free software, go to:

http://www.adobe.com/products/acrobat/readstep2.html

Please REPLY to this email if you have any comments or questions about

ProxyVote.com.  (Include the original text and subject line of this message for identification purposes.)  AOL users: please highlight the entire message before clicking the reply button.

Chevron Corporation

This message and any attachments are intended only for the use of the addressee and may contain information that is confidential. If the reader of this message is not the intended recipient or an authorized representative of the intended recipient, you are hereby notified that any dissemination of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by

e-mail and delete this message and any attachments from your system.